Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
INVACARE HOLDINGS CORPORATION
(Adopted as of May 5, 2023)
ARTICLE I
OFFICES
Section 1.1    Registered Office; Registered Agent. The address of the initial registered office of Invacare Holdings Corporation (the “Corporation”) in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of the Corporation’s initial registered agent at such address is The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors (the “Board of Directors”).
Section 1.2    Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1    Time and Place of Meetings. All meetings of the stockholders shall be held at such place, if any, within or without the State of Delaware, on such date and time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may determine that any meeting may be held solely or partially by means of remote communication in accordance with the laws of the State of Delaware.
Section 2.2    Annual Meetings. Annual meetings of stockholders shall be held on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the stockholders entitled to vote thereat shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
Section 2.3    Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute shall be called by the Secretary of the Corporation, or such other officer or director of the Corporation as may be designated by the Board of Directors, stating the purpose or purposes therefor, if requested by either (a) a resolution adopted by not less than the majority of the whole Board of Directors or (b) the written request of the holder or holders of shares satisfying the ownership requirements as set forth in the Certificate of Incorporation. The business conducted at any special meeting shall be confined to the purpose or purposes described in the notice thereof.
Section 2.4    Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the

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adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.
Section 2.5    Notice of Meetings. Notice stating the place, if any, date and time of the meeting, the means of any remote communications by which stockholders may be considered present and may vote at the meeting, if any, the record date for determining stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 days (20 days in the case of a meeting to approve a merger agreement to the extent required by the General Corporation Law of the State of Delaware (the “DGCL”)) nor more than 60 days before the date of the meeting (unless a different time is specified by applicable law), by personal delivery, by mail or, with consent of the stockholder, by electronic transmission, by or at the direction of the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholdings entitled to notice of the meeting. Notice shall be deemed given (a) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (b) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (c) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.
Section 2.6    Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by applicable law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

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    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.7    Stockholder List. The Corporation shall make, not later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the principal place of business of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Alternatively, the list of stockholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.
Section 2.8    Quorum. A quorum shall be present at a meeting of stockholders if the holder or holders of the majority of the combined voting power of the shares entitled to vote at the meeting (counting for such purposes all abstentions and broker nonvotes) are present in person, represented by a duly authorized representative in the case of a corporation or other legal entity or represented by proxy, unless otherwise provided in the Corporation’s Certificate of Incorporation. Unless otherwise provided in the Certificate of Incorporation, once a quorum is present at a duly constituted meeting of stockholders, the stockholders present or represented at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any stockholder present or represented shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Certificate of Incorporation, the stockholders entitled to vote and present or represented at a meeting of stockholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of the majority of the shares represented at that meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be conducted which might have been conducted at the meeting as originally notified.
Section 2.9    Voting. With respect to any matter, other than the election of directors, except as otherwise provided by the Certificate of Incorporation, these Bylaws or applicable law, the affirmative vote of the holders of the majority of the combined voting power of the shares entitled to vote on that matter and represented at a meeting of stockholders at which a quorum is present shall be the act of the stockholders. Unless otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors (such shares, the “Voting Stock”) at a meeting of stockholders at which a quorum is present.
Section 2.10    Method of Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, unless the Certificate of Incorporation provides for more or less than one vote per share or limits, or denies voting rights to the holders of the shares of any class or series or as otherwise provided by applicable law. A stockholder may vote in person, by duly authorized representative in the case of a corporation or

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other legal entity or by proxy. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority: (a) a stockholder may execute a document authorizing another person or persons to act for such stockholder as proxy and such execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent; and (b) a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Each proxy shall be filed with the Secretary of the Corporation prior to the time of the meeting.
Section 2.11    Inspectors of Election. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by applicable law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.
Section 2.12    Procedure. The Chairman of the Board, or such other officer of the Corporation designated by the Board of Directors, will call meetings of the stockholders to order and will act as presiding officer at the meetings. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend such stockholders’ meeting, by ascertaining whether any stockholder or his, her or its proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

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ARTICLE III
DIRECTORS
Section 3.1    Responsibilities. Except as provided in the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section 3.2    Number; Election; Term.
(a)    Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors shall not be more than nine (9) directors as fixed from time to time by resolution of a majority of the total number of directors that the Corporation would have if there were no vacancies.

(b)    The directors shall consist of a single class, and each director shall hold office until his or her successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 3.3    Vacancies; Increases. Any vacancy on the Board of Directors shall be filled by (a) election at an annual or special meeting of stockholders called for that purpose or (b) the affirmative vote of the majority of the remaining directors then in office, though less than a quorum, or by the sole remaining director. Each director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of stockholders called for that purpose or by the Board of Directors for a term of office continuing only until the next election of one or more directors by the stockholders.
Section 3.4    Removal. Except as otherwise provided in the Certificate of Incorporation, at any meeting of stockholders called expressly for that purpose, any director may be removed for any reason, with or without cause, by the affirmative vote of the holder or holders of the majority of the combined voting power of the shares entitled to vote thereon.
Section 3.5    Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware.
Section 3.6    Regular Meetings. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors.
Section 3.7    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer, the Chief Financial Officer or the General Counsel of the Corporation and shall be called by the Secretary of the Corporation on the written request of not less than two of the directors then in office. Notice specifying the time and place of special meetings shall be given to each director at least one day before the date of the meeting, either personally or by telephone or electronic transmission, or at least three days if the notice is given by mail.
Section 3.8    Telephone and Similar Meetings. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors or members of any committee of the Board of Directors may participate in and hold a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing

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technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with and hear all other persons participating in the meeting, and participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the basis that the meeting is not lawfully called or convened.
Section 3.9    Purpose of Meetings. Neither the purpose of, nor the business to be transacted at, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 3.10    Quorum; Majority Vote. At all meetings of the Board of Directors, the majority of the number of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business unless a different number is specifically required or permitted by the Certificate of Incorporation, these Bylaws or applicable law. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a vote of a greater number is required by the Certificate of Incorporation, these Bylaws or applicable law. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.11    Adjourned Meetings. The majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. Notice specifying the time and place of any adjourned meetings shall be given to each director, whether or not present at the time of the adjournment, at least one day before the date of the meeting, either personally or by telephone or, with consent of the director, electronic transmission, or at least three days if the notice is given by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.
Section 3.12    Procedure. At meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine from time to time. The Chairman of the Board or such other person chosen by the Board of Directors from among the directors present, will preside over the meetings of the Board of Directors. The Secretary of the Corporation shall act as the secretary of the meetings of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings, which shall be placed in the minute book of the Corporation.
Section 3.13    Compensation. Subject to the following sentence, each non-executive member of the Board of Directors shall be entitled to reasonable and customary compensation on the same basis as all other non-executive members of the Board of Directors, and each member of the Board of Directors shall be entitled to reimbursement of reasonable third party out-of-pocket expenses (including travel and lodging expenses) incurred by him or her in connection with services to the Corporation in any capacity, including attending meetings of the Board of Directors or participation on any committees thereof, in each case subject to the Corporation’s policies and procedures with respect thereto (including the requirement of reasonable documentation thereof). The Board of Directors shall have authority to fix the compensation paid to directors for attendance at regular or special meetings of the Board of Directors, any committee thereof or for any other services to the Corporation; provided, however, that nothing contained in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor (provided, that such compensation is approved by the Board of Directors).

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Section 3.14    Committees. The Board of Directors may designate one or more committees, including an Audit Committee and a Compensation, Nominating and Governance Committee, each committee to consist of one or more of the directors of the Corporation appointed by a majority vote of the whole Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, the majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of the majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter, and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.
Section 3.15    Boards of Subsidiaries. The composition of the board of directors or other governing body of each of the Corporation’s subsidiaries shall be determined by the Board of Directors, or by such officer(s) or director(s) as is designated by the Board of Directors from time to time to make such determination, and any officer of the Corporation shall be authorized to sign consents or ballots or cast votes to elect such persons so determined by the Board of Directors to comprise the board of directors or other governing body of each of the Corporation’s subsidiaries.
Section 3.16    Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing or by electronic communication, setting forth the action so taken, is given by all the members of the Board of Directors or committee, as the case may be.
Section 3.17    Chairman of the Board. The Board of Directors may from time to time elect one of its members by a majority vote of the whole Board of Directors to be Chairman of the Board of Directors (the “Chairman of the Board”) and may replace or fill any vacancy in the position of Chairman of the Board with a director at such time and in such manner as the Board of Directors shall determine.
Section 3.18    Board Observers. Stockholders or such other debt or equity holders as approved by the Board of Directors (each an “Investor”) may, solely to the extent such right is expressly conferred by the Corporation in an agreement approved by the Board of Directors to which the Corporation is a party, from time to time designate individuals as observers of the Board of Directors and/or one or more committees thereof pursuant to and in accordance with such agreement (each, an “Observer”); each Observer so designated shall, from the date such Observer has been designated and until the earlier of the time at which such Observer is removed or the time at which the Observer’s term expires, be entitled to: (i) receive written notice of all meetings (both regular and special) of the Board of Directors or committee, as applicable; (ii) attend (or, in the case of telephonic meetings, be connected to) all such meetings; (iii) be reimbursed for all reasonable and documented out-of-pocket expenses incurred in connection

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with attending such meetings in person (in each case subject to the Corporation’s policies and procedures with respect thereto, including the requirement of reasonable documentation thereof); (iv) receive all notices, information and reports which are furnished to other members of the Board of Directors or committee, as applicable, at the same time and in the same manner as the same are furnished to the directors or members of the committee, as applicable; (v) participate in all discussions conducted at such meetings and (vi) receive copies of the minutes of all such meetings as and when such copies are distributed to the directors or members of the committee, as applicable; provided, that any Observer may be excluded from any meeting or portion thereof, and that the Observer need not be given such notices, information, reports or minutes, to the extent (x) a majority of the directors (in the case of the Board of Directors) or a majority of the members of any committee (in the case of any committee), as applicable, or (y) the officer responsible for providing the notice, information or reports to the Board of Directors or the committee, as applicable, determines (A) that excluding the Observer or failing to give such notices, information or reports to such Observer is necessary or advisable to (x) preserve attorney-client, work product or similar privilege, (y) comply with the terms and conditions of confidentiality agreements with third parties, or (z) comply with applicable law or (B) there exists, with respect to the subject of a meeting or the notices, information or reports provided to the Board of Directors or committee, as applicable, an actual or potential conflict of interest between the Board of Directors, any committee thereof or the Corporation, on the one hand, and such Observer or the Investor(s) or their respective affiliates at whose direction such Observer is designated, on the other hand. The rights of the Observers as Observers shall be limited to the rights expressly provided herein (as may be further limited by any agreement between the Corporation and the Observer and/or the Investor at whose direction the Observer is designated), and no Observer shall have any rights as a director or member of any committee of the Board of Directors under the Certificate of Incorporation, these Bylaws, the DGCL, any such agreement or otherwise. For the avoidance of doubt, each Observer (i) shall not be counted for purposes of determining whether a quorum is present at any meeting of the Board of Directors or any committee thereof, as applicable; (ii) shall not have the right to vote on any matter brought before a meeting of the Board of Directors or any committee thereof or to participate in any action by consent in lieu of a meeting of the Board of Directors or any committee thereof, as applicable (and no vote or consent of any Observer shall be required for purposes of determining whether any matter has been approved by the Board of Director or any committee matter has been approved by the Board of Directors or any committee); and (iii) as an Observer shall not be entitled to any other rights or powers of directors under the Certificate of Incorporation, these Bylaws, the DGCL, applicable law or any agreement to which the Corporation is a party. Any Observer may terminate his or her designation as such at any time by delivering notice in writing or by electronic transmission of such termination to the Corporation. Such termination shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Corporation. Unless otherwise specified therein, acceptance of such termination shall not be necessary to make it effective. Prior to the expiration of the term of such Observer, the designation of such Observer may be terminated at any time by the Investor entitled to designate such Observer. Promptly upon a person’s termination as an Observer, such person shall return and/or destroy any and all confidential information regarding the Corporation, its subsidiaries or any of their respective affiliates or representatives that such person may possess by virtue of his or her status as an Observer. Each Observer, by virtue of accepting his or her designation, agrees to be bound by the terms of this Section 3.18 of this Article III and to maintain the confidentiality of all information such Observer obtains in connection with his or her designation or service as such (and, in connection therewith, to execute a reasonable and customary agreement regarding the disclosure and use of confidential information and containing such other provisions regarding the Observer’s conduct in such a reasonable and customary form as may be provided to such Observer by the Corporation), provided, that the Observer shall be entitled to share such information with the Investor entitled to designate such Observer, provided, further, that such Investor enters into a confidentiality agreement in such a reasonable and customary form as provided by the Corporation.

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ARTICLE IV
NOTICES
Section 4.1    Method. Subject to Sections 3.7, 3.11 and 4.2 hereof, whenever by the Certificate of Incorporation, these Bylaws or applicable law notice is required to be given to a director, stockholder or Observer, and no provision is made as to how the notice shall be given, it shall not be construed to be personal notice, but any such notice may be given in writing directed to the stockholder’s, director’s or Observer’s mailing address (or by electronic transmission directed to the stockholder’s, director’s or Observer’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (a) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (b) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s, director’s or Observer’s address or (c) if given by electronic mail, when directed to such stockholder’s, director’s or Observer’s electronic mail address unless the Corporation has been notified in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL. A notice by electronic mail to stockholders must include a prominent legend that the communication is an important notice regarding the Corporation.
Section 4.2    Waiver. Whenever by the Certificate of Incorporation, these Bylaws or applicable law any notice is required to be given to a director, stockholder or Observer, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, or in the case of a corporation or other legal entity by its duly authorized representative, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director, committee member, stockholder or Observer at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the basis that the meeting is not lawfully called or convened.
ARTICLE V
OFFICERS
Section 5.1    Designation. The officers of the Corporation elected by the Board of Directors shall include a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board of Directors, in its discretion, may also elect a Chairman of the Board (subject to the provisions of Section 3.17 herein), a President, a Chief Operating Officer, a General Counsel, and such other officers (including without limitation any person that shall be an “executive officer” within the meaning of Rule 3b-7 of the Securities Exchange Act of 1937, as amended (as it may be amended from time to time or any successor regulation thereto)) as it shall designate from time to time with such titles, seniority, duties and responsibilities as the Board of Directors shall deem advisable. The Chief Executive Officer, unless otherwise determined by the Board or Directors, shall have the power to appoint such other officers (including, without limitation, a Controller, a Treasurer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers) as the Chief Executive Officer shall deem necessary or appropriate in the conduct of the affairs of the Corporation with such designations, titles, seniority, duties and responsibilities as the Chief Executive Officer shall deem advisable. Any two or more offices may be held by the same person.
Section 5.2    Term. An officer of the Corporation shall hold office until his or her successor is elected and qualified or appointed, until his or her death or until he or she shall resign or shall have been removed in accordance with these Bylaws.
Section 5.3    Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, and, without limiting the foregoing, any officer appointed by the Chief Executive Officer may be

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removed by the Chief Executive Officer whenever, in his or her judgment, the best interests of the Corporation will be served thereby. No officer shall have any contractual rights against the Corporation for compensation by virtue of his or her election or appointment beyond the date of the election or appointment of his or her successor, his or her death, his or her resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an applicable contract or under an employee benefit plan.
Section 5.4    Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors or a committee thereof. The compensation of the Chief Executive Officer of the Corporation shall be fixed by the Board of Directors or a committee thereof. The compensation of all other officers and agents of the Corporation shall be fixed by the Board of Directors or a committee thereof, or the Board of Directors may delegate the power to fix the compensation of any such other officers and agents of the Corporation to an officer of the Corporation to the extent permitted by applicable law.
Section 5.5    Duties. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by resolution of the Board of Directors regardless of whether such authority and duties are customarily incident to such office.
Section 5.6    Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
Section 5.7    Execution Authority. All contracts of the Corporation shall be executed on behalf of the Corporation by (a) the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, General Counsel or any Vice President, (b) such other officer or employee of the Corporation authorized in writing by the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, General Counsel or any Vice President, with such limitations and restrictions on such authority as the Board of Directors, Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, General Counsel or Vice President, respectively, deems appropriate, or (c) such other person as may be authorized by the Board of Directors.
ARTICLE VI
SHARES OF CAPITAL STOCK
Section 6.1    Certificates. Shares of the capital stock of the Corporation shall be certificated; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form approved by the Board of Directors and shall be signed by any two authorized officers of the Corporation. Any and all signatures on the certificate may be a facsimile and each such certificate may be sealed with the seal of the Corporation or a facsimile thereof. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares.

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Section 6.2    Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates representing shares of stock or uncertificated shares be issued in place of a certificate or certificates representing shares of stock theretofore issued by the Corporation and alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares of stock that was or were lost or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim or expense resulting from a claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.
Section 6.3    Transfer of Shares. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 6.4    Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock, whether such shares are evidenced by a certificate or are uncertificated, as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.
Section 6.5    Transfer Agents and Registrars. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.
Section 6.6    Legends. The Board of Directors shall have the power and authority to provide that the certificates representing shares of stock of the Corporation bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.
ARTICLE VII
CORPORATE OPPORTUNITIES
Nothing contained in these Bylaws or in any other agreement delivered pursuant hereto shall be construed to create any agency relationship among the stockholders.
(I) Members of the Board of Directors who are not employees or officers of the Corporation and (II) stockholders (and holders of convertible debt) of the Corporation, solely by virtue of each such stockholder’s (or holder of convertible debt’s) status as a stockholder (or holder of convertible debt) of the Corporation (such members of the Board of Directors and stockholders (and holders of convertible debt) and their respective Affiliates and the partners, principals, directors, officers, members and/or employees of each of the foregoing, collectively, the “Identified Persons” and each, individually, an “Identified Person”), shall, to the fullest extent permitted by applicable law, have no duty to refrain from, directly or indirectly, (a) engaging in the same or similar activities or lines of business in which the Corporation or any of

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its Affiliates, directly or indirectly, now engages or may engage or (b) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by applicable law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by applicable law, the Corporation, pursuant to Section 122(17) of the DGCL, hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any potential transaction or business opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in the immediately below paragraph. Subject to the immediately below paragraph, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by applicable law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.
Notwithstanding the immediately preceding paragraph, the Corporation does not renounce its interest in any corporate opportunity offered to any Identified Person if such opportunity is (a) expressly offered to such person solely in his or her capacity as a director, officer, consultant or employee of the Corporation or (b) identified by an Identified Person solely through the disclosure of information by or on behalf of the Corporation.
In addition to and notwithstanding the foregoing provisions of this Article VII, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (a) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (b) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (c) is one in which the Corporation has no interest or reasonable expectancy.
The Identified Persons may now own, may continue to own, and from time to time may acquire and own, investments in one or more other entities (such entities collectively, “Related Companies”) that are direct competitors of, or that otherwise may have interests that do or could conflict with those of, the Corporation, any of the Corporation’s stockholders or any of their respective Affiliates, and (a) the enjoyment, exercise and enforcement of the rights, interests, privileges, powers and benefits granted or available to the Identified Persons under this Certificate of Incorporation shall not be in any manner reduced, diminished, affected or impaired, and the obligations of the Identified Persons under this Certificate of Incorporation shall not be in any manner augmented or increased, by reason of any act, circumstance, occurrence or event arising from or in any respect relating to (i) the ownership by an Identified Person of any interest in any Related Company, (ii) the affiliation of any Related Company with an Identified Person or (iii) any action taken or omitted by an Identified Person in respect of any Related Company, (b) no Identified Person shall, by reason of such ownership, affiliation or action, become subject to any fiduciary duty to the Corporation, any of the Corporation’s stockholders or any of their respective Affiliates and (c) except as otherwise required by law, regulation or contract, the Identified Persons are not and shall not be obligated to disclose to the Corporation, any of the Corporation’s stockholders or any of their respective Affiliates any information related to their respective businesses or opportunities, including acquisition opportunities, or to refrain from or in any respect to be restricted in competing against the Corporation, any of the Corporation’s stockholders or any of their respective Affiliates in any such business or as to any such opportunities.

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As used in these Bylaws, “Affiliate” means any Person who, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified; “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity; and “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “under common control with” have correlative meanings.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.1    Distributions and Share Dividends. Subject to any provision of the Certificate of Incorporation or applicable law, distributions (in the form of cash or property) or share dividends may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.
Section 8.2    Checks. All checks, demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 8.3    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors; provided, however, that if such fiscal year is not fixed by the Board of Directors and the Board of Directors does not defer determination of the fiscal year, the fiscal year shall be the calendar year.
Section 8.4    Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.
Section 8.5    Resignation. Any director, committee member or officer may resign by so stating at any meeting of the Board of Directors or by giving written notice or notice by electronic communication to the Board of Directors or the Chairman of the Board or the Corporation’s Chief Executive Officer, President or Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 8.6    Amendment of Bylaws. These Bylaws may be amended or repealed, and new bylaws may be adopted, only in accordance with Article V of the Certificate of Incorporation.
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